United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2017, Black Diamond, Inc. (the “Company”) entered into an employment agreement with Mr. Warren B. Kanders (the “Employment Agreement”), the Company’s current Executive Chairman of the Company’s Board of Directors (the “Board”), which provides for Mr. Kanders’ employment as Executive Chairman of the Board for a term expiring on June 1, 2022, subject to certain termination rights, during which time he will receive an annual base salary of $350,000. Mr. Kanders’ annual base salary will be subject to annual review by the Compensation Committee of the Board as well as further review in light of any redeployment of assets transaction that the Company may engage in during the term of the Employment Agreement.

Under the terms of the Employment Agreement, the Company issued and granted to Mr. Kanders a restricted stock award of 500,000 restricted shares of common stock pursuant to the Company’s 2015 Stock Incentive Plan, of which (i) 250,000 will vest if, on or before June 1, 2022, the closing share price of the Company’s common stock shall have equaled or exceeded $10.00 per share for twenty consecutive trading days; and (ii) 250,000 will vest if, on or before June 1, 2022, the closing share price of the Company’s common stock shall have equaled or exceeded $12.00 per share for twenty consecutive trading days.

In addition, Mr. Kanders is entitled, at the sole and absolute discretion of the Compensation Committee of the Board, to receive performance bonuses, which may be based upon a variety of factors. Mr. Kanders will also be entitled, at the sole and absolute discretion of the Compensation Committee of the Company’s Board, to participate in other bonus plans of the Company. The Company will maintain term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees (the “Kanders Life Insurance”).

The Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of Mr. Kanders’ employment and for a period of three years after termination of the Employment Agreement.

In the event that Mr. Kanders’ employment is terminated (i) by the Company without “cause” (as such term is defined in the Employment Agreement), (ii) by Mr. Kanders for certain reasons set forth in the Employment Agreement or (iii) by Mr. Kanders upon a “change in control” (as such term is defined in the Employment Agreement), Mr. Kanders will be entitled to receive, among other things, an amount equal to five times his annual base salary in one lump sum payment, and in each case, any unvested stock options held by Mr. Kanders shall immediately vest and become exercisable and all unvested restricted stock awards held by Mr. Kanders shall immediately vest.

In the event that Mr. Kanders fails to comply with any of his obligations under the Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Mr. Kanders will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment. In the event that Mr. Kanders’ employment is terminated upon his death, Mr. Kanders’ designees will be entitled to receive the proceeds of the Kanders Life Insurance.

All payments and benefits provided under the Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)      The disclosure set forth in Item 1.01 of this Report with respect to Mr. Kanders is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)       On June 1, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Meeting”). Of the 30,299,122 shares of common stock entitled to vote at the Meeting, 26,655,007 shares of common stock were present in person or by proxy and entitled to vote, representing approximately 87.97% of the Company’s outstanding shares of common stock.

(b)       At the Meeting, the Company’s stockholders: (i) approved the re-election of each of the following four director nominees standing for re-election: Warren B. Kanders, Donald L. House, Nicholas Sokolow and Michael Henning, (ii) approved an advisory resolution on executive compensation, (iii) approved, on an advisory basis, a one year frequency of future advisory votes on executive compensation and (iv) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The voting results for each proposal are set forth below:

Proposal 1 – To elect four members to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Warren B. Kanders	17,454,758	437,281	8,762,968
Donald L. House	15,585,844	2,306,195	8,762,968
Nicholas Sokolow	10,323,301	7,568,738	8,762,968
Michael Henning	14,333,699	3,558,340	8,762,968

Proposal 2 – To approve an advisory resolution on executive compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,569,709	273,780	48,550	8,762,968

Proposal 3 – To approve, on an advisory basis, the frequency of future advisory votes on executive compensation:

Every 1 Year	Every 2 Years	Every 3 Years	Votes Abstained	Broker Non-Votes
10,779,733	18,107	6,314,710	779,489	8,762,968

Proposal 4 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,579,445	50,891	24,671	0

(d) After careful consideration of the frequency of future advisory votes on executive compensation, the Board has determined that a say-on-pay vote that occurs every three years is the most appropriate alternative for the Company and its stockholders. Therefore, the Company intends to include an advisory vote on the compensation of its executives in its proxy materials every three years, until the next required stockholder advisory vote on the frequency of future advisory votes on executive compensation or until the Company’s Board otherwise determines that a different frequency of the advisory vote on executive compensation is in the best interests of the Company and its stockholders.

The Board believes that a three-year frequency is the most appropriate alternative for the Company and stockholders for the following reasons:

•	A three-year frequency for the say-on-pay vote is consistent with the long-term nature and focus of the Company’s executive compensation program.

•	A three-year frequency will provide the Compensation Committee of the Board with a sufficient period to communicate with stockholders and respond to the result of the say-on-pay vote.

•	A three-year frequency will provide investors sufficient time to evaluate the effectiveness of the Company’s short- and long-term compensation strategies and the related business outcome of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 1, 2017, between Black Diamond, Inc. and Warren B. Kanders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK DIAMOND, INC.

Dated: June 6, 2017	By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 1, 2017, between Black Diamond, Inc. and Warren B. Kanders.